Exhibit 10.4

Execution Copy

WATTS WATER TECHNOLOGIES, INC.

FIRST AMENDMENT

TO NOTE PURCHASE AGREEMENT

$50,000,000

4.87% Senior Notes, Series A

Due May 15, 2010

$75,000,000

5.47% Senior Notes, Series B

Due May 15, 2013

Dated as of April 27, 2006

To the Holders of the Senior Notes

of Watts Water Technologies, Inc.

Named in the Attached Schedule I

Ladies and Gentlemen:

Reference is made to the Note Purchase Agreement dated as of May 15, 2003 (the “Note Agreement”) among Watts Water Technologies, Inc., a Delaware corporation (formerly, Watts Industries, Inc., the “Company”), and each of the Purchasers named in Schedule A thereto pursuant to which the Company issued $50,000,000 aggregate principal amount of its 4.87% Senior Notes, Series A, due May 15, 2010 and $75,000,000 aggregate principal amount of its 5.47% Senior Notes, Series B, due May 15, 2013 (together, the “Notes”). You are referred to herein individually as a “Holder” and collectively as the “Holders.”  Capitalized terms used and not otherwise defined in this First Amendment to Note Purchase Agreement (this “Amendment”) shall have the meanings ascribed to them in the Note Agreement, as amended hereby.

The Company has authorized the issuance and sale of $200,000,000 aggregate principal amount of its 5.85% Senior Notes, due April 30, 2016 (the “2006 Notes”), pursuant to a Note Purchase Agreement dated as of April 27, 2006 among the Company and each of the Purchasers named in Schedule A thereto (the “2006 Note Agreement”). The 2006 Notes will be guaranteed by each domestic Subsidiary that is now or in the future becomes a borrower under the Credit Agreement or a signatory to the Bank Guaranties (individually, a “Subsidiary Guarantor” and, collectively, the “Subsidiary Guarantors”). The Subsidiary Guarantors executed and delivered a Subsidiary Guaranty in favor of the Holders dated as of February 22, 2006 substantially in the form of Exhibit B-1 to the Note Agreement. It is necessary to amend portions of the Note Agreement to reflect the existence of such Subsidiary Guaranty. The Company also has requested the amendment of certain provisions in the Note Agreement to conform such provisions to the equivalent provisions in the 2006 Note Agreement. The Holders have agreed to modify the Note Agreement on the terms and conditions set forth herein.

In consideration of the premises and for good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Company and the Holders agree as follows:

1.             AMENDMENTS TO NOTE AGREEMENT

1.1.          Amendment of Section 7.1.

1.1.1.       The last paragraph of Section 7.1(a) of the Note Agreement is amended to read in its entirety as follows:

“setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments, provided that delivery within the time period specified above of copies of the Company’s Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 7.1(a), provided, further, that the Company shall be deemed to have made such delivery of such Form 10-Q if it shall have timely made such Form 10-Q available on “EDGAR” and on its home page on the worldwide web (at the date of this Agreement located at:  http//www.wattswater.com) and shall have given each Purchaser prior notice of such availability on EDGAR and on its home page in connection with each delivery (such availability and notice thereof being referred to as “Electronic Delivery”);”

1.1.2.       The last paragraph of Section 7.1(b) of the Note Agreement is amended to read in its entirety as follows:

“setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion of independent certified public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with

GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, provided that the delivery within the time period specified above of the Company’s Annual Report on Form 10-K for such fiscal year (together with the Company’s annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 7.1(b), provided, further, that the Company shall be deemed to have made such delivery of such Form 10-K if it shall have timely made Electronic Delivery thereof;”

1.2.          Amendment of Section 7.2.

1.2.1       The first paragraph of Section 7.2 of the Note Agreement is amended to read in its entirety as follows:

 “Each set of financial statements delivered to a holder of Notes pursuant to Section 7.1(a) or (b) shall be accompanied by a certificate of a Senior Financial Officer setting forth (which, in the case of Electronic Delivery of any such financial statements, shall be by separate concurrent delivery of such certificate to each holder of Notes):”

1.2.2.      Section 7.2(a) of the Note Agreement is amended to read in its entirety as follows:

“(a)       Covenant Compliance — the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Section 10.1 through Section 10.9, inclusive, during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and”

1.3.          Amendment of Section 10.2. Section 10.2 of the Note Agreement is amended to read in its entirety as follows:

“10.2     Priority Debt.

The Company will not permit Priority Debt to exceed 20% of Consolidated Total Assets at any time.”

1.4.          Amendment of Section 10.3. Section 10.3(i) of the Note Agreement is amended to read in its entirety as follows:

“(i)          Liens securing Debt not otherwise permitted by paragraphs (a) through (h) above, provided that, after giving effect to the incurrence of the Debt so secured, Priority Debt does not exceed 20% of Consolidated Total Assets.”

1.5.          Addition of Section 10.9. New Section 10.9 is added to the Note Agreement to read as follows:

“10.9.     Subsidiary Guaranty.

The Company will not permit any domestic Subsidiary to become a borrower under the Credit Agreement or a party to the Bank Guaranties or to directly or indirectly guaranty any of the Company’s obligations under the Credit Agreement unless such Subsidiary is, or concurrently therewith becomes, a party to the Subsidiary Guaranty.”

1.6.          Amendment of Section 11.

1.6.1. Section 11(c) of the Note Agreement is amended to read in its entirety as follows:

“(c)         the Company defaults in the performance of or compliance with any term contained in Sections 10.1 through 10.9; or”

1.6.2. Section 11(f) of the Note Agreement is amended to read in its entirety as follows:

“(f)          (i) the Company or any Restricted Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Debt that is outstanding in an aggregate principal amount greater than $30,000,000 beyond any period of grace provided with respect thereto, or (ii) the Company or any Restricted Subsidiary is in default in the performance of or compliance with any term of any evidence of any Debt that is outstanding in an aggregate principal amount greater than $30,000,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Debt has become, or has been declared (or one or more Persons are entitled to declare such Debt to be), due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Debt to convert such Debt into equity interests), (x) the Company or any Restricted Subsidiary has become obligated to purchase or repay Debt before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount greater than $30,000,000, or (y) one or more Persons have the right to require the Company or any Restricted Subsidiary so to purchase or repay such Debt; or”

1.6.3. Section 11(i) of the Note Agreement is amended to read in its entirety as follows:

“(i)           a final judgment or judgments for the payment of money aggregating more than $30,000,000 are rendered against one or more of the Company and its Restricted Subsidiaries, which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or”

1.6.4. Section 11(j) of the Note Agreement is amended to read in its entirety as follows:

“(j)           if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate “amount of unfunded benefit liabilities” (within the meaning of section 4001(a)(18) of ERISA) under all Plans determined in accordance with Title IV of ERISA, shall be greater than $30,000,000, (iv) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) the Company or any Restricted Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Restricted Subsidiary thereunder; and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, would reasonably be expected to have a Material Adverse Effect; or”

1.7.          Amendment of Section 15. Section 15.1 of the Note Agreement is amended to read in its entirety as follows:

“15.1      Transaction Expenses.

Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys’ fees of a special counsel and, if reasonably required, local or other counsel) incurred by you and each Other Purchaser or holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement, the Notes or the Subsidiary Guaranty (whether or not such amendment, waiver or consent becomes effective), including: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement, the Notes or the Subsidiary Guaranty or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, the Notes or the Subsidiary Guaranty, or by reason of being a holder of any Note, and (b) the costs and expenses, including financial advisors’ fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes. The Company will pay, and will save you and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses if any, of brokers and finders (other than those retained by you).”

1.8.          Addition of Section 23. New Section 23 is added to the Note Agreement to read as follows:

“23.         RELEASE OF SUBSIDIARY GUARANTOR.

You and each subsequent holder of a Note agree to release any Subsidiary Guarantor from the Subsidiary Guaranty (i) if such Subsidiary Guarantor ceases to be such as a result of a Disposition permitted by Section 10.4 or 10.5, or (ii) at such time as the banks party to the Credit Agreement release such Subsidiary as a borrower under the Credit Agreement and/or as a guarantor under the Bank Guaranties; provided, however, that you and each subsequent holder will not be required to release a Subsidiary Guarantor from the Subsidiary Guaranty upon such Subsidiary’s release from the Bank Guaranties if (A) a Default or Event of Default has occurred and is continuing, (B) such Subsidiary Guarantor is to become a borrower under the Credit Agreement, or (C) such release is part of a plan of financing that contemplates such Subsidiary Guarantor guaranteeing any other Debt of the Company. Such Subsidiary Guarantor shall automatically be released from the Subsidiary Guaranty upon the delivery to the holders of the Notes of a certificate from a Senior Financial Officer of the Company stating that the requirements of this Section 23 have been met. If any fee or other form of consideration is given to any holder of Debt of the Company expressly for the purpose of such release, holders of the Notes shall receive equivalent consideration.”

1.9.          Amendment of Schedule B.

1.9.1.       The definitions of Adjusted Consolidated Net Worth and Restricted Investments are deleted from Schedule B.

1.9.2.       The following definitions are added to Schedule B in the appropriate alphabetical order:

“Bank Guaranties” means the Guaranties of domestic Subsidiaries of Debt outstanding under the Credit Agreement, as such Guaranties or agreements may be amended, restated or otherwise modified, and any successors thereto.

“Company” means Watts Water Technologies, Inc., a Delaware corporation.

“Credit Agreement” means the Credit Agreement dated as of April 27, 2006 among the Company, certain subsidiaries of the Company, the Lenders (as defined therein) and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, as such agreement may be hereafter amended, restated, supplemented, refinanced, increased or reduced from time to time, and any successor credit agreement or similar facility.

“Electronic Delivery” is defined in Section 7.1(a).

“Material Subsidiary Guarantor” means, at any time, any Subsidiary Guarantor that would at such time account for more than 5% of (i) Consolidated Total Assets as of the end of the most recently completed fiscal quarter or (ii) consolidated revenue of the Company and its Restricted Subsidiaries for the four fiscal quarters ending as of the end of the most recently completed fiscal quarter.

1.9.3.       The following terms are amended to read in their entirety as follows:

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Restricted Subsidiaries taken as a whole, or (b) the ability of the Company to perform its obligations under this Agreement and the Notes, or (c) the ability of any Material Subsidiary Guarantor to perform its obligations under the Subsidiary Guaranty, or (d) the validity or enforceability of this Agreement, the Notes or the Subsidiary Guaranty.

“Priority Debt” means, as of any date, the sum (without duplication) of (a) outstanding unsecured Debt of Restricted Subsidiaries that are not Subsidiary Guarantors other than (i) Debt owed to the Company or another Restricted

Subsidiary and (ii) unsecured Debt of a Person outstanding at the time it becomes a Restricted Subsidiary, provided that (A) such Person is not an Unrestricted Subsidiary and (B) such Debt was not incurred in contemplation of such Person becoming a Restricted Subsidiary, and (b) Debt of the Company and its Restricted Subsidiaries secured by Liens not otherwise permitted by the introductory clause of Section 10.3 and Sections 10.3 (a) through (h).

2.             CONSENT TO RELEASE OF TWO SUBSIDIARY GUARANTORS

The Holders consent to release Watts Premier, Inc. (“Premier”) and Watts Radiant, Inc. (“Radiant”) as guarantors under the Subsidiary Guaranty as of the date set forth above upon the satisfaction of the following conditions:

2.1.          Release of Premier and Radiant by Banks. The banks shall have released Premier and Radiant as guarantors under the Bank Guaranties.

2.2.          Certificate of Senior Financial Officer. The Holders shall have received a certificate from a Senior Financial Officer of the Company certifying that (a) a Default or Event of Default has not occurred and is not continuing, (b) neither Premier nor Radiant will become a borrower under the Credit Agreement, and (c) such release is not part of a plan of financing that contemplates Premier or Radiant guaranteeing any other Debt of the Company.

3.             REAFFIRMATION; REPRESENTATIONS AND WARRANTIES

3.1.          Reaffirmation of Note Agreement. The Company reaffirms its agreement to comply with each of the covenants, agreements and other provisions of the Note Agreement and the Notes, including the additions and amendments of such provisions effected by this Amendment.

3.2.          Note Agreement. The Company represents and warrants that the representations and warranties contained in the Note Agreement are true and correct as of the date hereof, except (a) to the extent that any of such representations and warranties specifically relate to an earlier date, (b) for such changes, facts, transactions and occurrences that have arisen since May 15, 2003 in the ordinary course of business, (c) such other matters as have been previously disclosed in writing by the Company (including in its financial statements and notes thereto) to the Holders and (d) other changes that could not reasonably be expected to have a Material Adverse Effect.

3.3.          No Default or Event of Default. After giving effect to the transactions contemplated hereby, there will exist no Default or Event of Default.

3.4.          Authorization. The execution, delivery and performance by the Company of this Amendment have been duly authorized by all necessary corporate action and, except as provided herein, do not require any registration with, consent or approval of, notice to or action by, any Person (including any Governmental Authority) in order to be effective and enforceable. The Note Agreement and this Amendment each constitute the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

4.             EFFECTIVE DATE

This Amendment shall become effective as of the date set forth above upon the satisfaction of the following conditions:

4.1.          Consent of Holders to Amendment. Execution by the Holders of at least a majority of the aggregate principal amount of the Notes outstanding and receipt by the Holders of a counterpart of this Amendment duly executed by the Company.

4.2.          Credit Facility. The Holders shall have received a copy of the executed Credit Agreement.

4.3.          Expenses. The Company shall have paid all fees and expenses of special counsel to the Holders.

5.             MISCELLANEOUS

5.1.          Ratification. The Note Agreement, as amended hereby, shall remain in full force and effect and is ratified, approved and confirmed in all respects.

5.2.          Reference to and Effect on the Note Agreement. Upon the final effectiveness of this Amendment, each reference in the Note Agreement and in other documents describing or referencing the Note Agreement to the “Agreement,” “Note Agreement,” “hereunder,” “hereof,” “herein,” or words of like import referring to the Note Agreement, shall mean and be a reference to the Note Agreement, as amended hereby.

5.3.          Binding Effect. This Amendment shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto.

5.4.          Governing Law. This Amendment shall be governed by and construed in accordance with Massachusetts law, excluding choice-of-law principles of the law of such Commonwealth that would require the application of the laws of a jurisdiction other than such Commonwealth.

5.5.          Counterparts. This Amendment may be executed in any number of counterparts, each executed counterpart constituting an original, but altogether only one instrument.

IN WITNESS WHEREOF, the Company and the Holders have caused this Amendment to be executed and delivered by their respective officer or officers thereunto duly authorized.

WATTS WATER TECHNOLOGIES, INC.

By:	/s/ William C. McCartney
Name:	William C. McCartney
Title:	Chief Financial Officer

HOLDERS:

CONNECTICUT GENERAL LIFE INSURANCE COMPANY
By: CIGNA Investments, Inc. (authorized agent)

By:	/s/ Lori E. Hopkins
Name:	Lori E. Hopkins
Title:	Vice President

HARTFORD FIRE INSURANCE COMPANY
HARTFORD LIFE INSURANCE COMPANY
By: HARTFORD INVESTMENT SERVICES, INC. Its Agent and Attorney in Fact

By:	/s/ Ronald A. Mendel
Name:	Ronald A. Mendel
Title:	Managing Director

PHYSICIAN’S LIFE INSURANCE COMPANY
By: HARTFORD INVESTMENT SERVICES, INC. Its Agent and Attorney in Fact

By:	/s/ Ronald A. Mendel
Name:	Ronald A. Mendel
Title:	Managing Director

NATIONWIDE LIFE INSURANCE COMPANY

By:	/s/ Wayne T. Frisbee
Name:	Wayne T. Frisbee
Title:	Authorized Signatory

NATIONWIDE LIFE INSURANCE COMPANY
NATIONWIDE MUTUAL INSURANCE
COMPANY
NATIONWIDE LIFE AND ANNUITY
INSURANCE COMPANY
NATIONWIDE INDEMNITY COMPANY
SCOTTSDALE INSURANCE COMPANY
NATIONWIDE LIFE INSURANCE COMPANY
OF AMERICA

By:	/s/ Wayne T. Frisbee
Name:	Wayne T. Frisbee
Title:	Authorized Signatory

THE TRAVELERS INSURANCE COMPANY

By:	/s/ Judith A. Gulotta
Name:	Judith A. Gulotta
Title:	Vice President

NATIONAL BENEFIT LIFE INSURANCE COMPANY
By: Conning Asset Management Company, its
Investment Manager

By:	/s/ David R. Miller
Name:	David R. Miller
Title:	Managing Director

PRIMERICA LIFE INSURANCE COMPANY
By: Conning Asset Management Company, its
Investment Manager

By:	/s/ David R. Miller
Name:	David R. Miller
Title:	Managing Director

SWISS RE LIFE & HEALTH AMERICA, INC.
By: Swiss Re Asset Management (Americas) Inc.

By:	/s/ John H. DeMallier
Name:	John H. DeMallier
Title:	Vice President

FORT WAYNE HEALTH & CASUALTY
INSURANCE COMPANY
By: Swiss Re Asset Management (Americas) Inc.

By:	/s/ John H. DeMallier
Name:	John H. DeMallier
Title:	Vice President

SOUTHWESTERN LIFE INSURANCE
COMPANY
By: Swiss Re Asset Management (Americas) Inc.

By:	/s/ John H. DeMallier
Name:	John H. DeMallier
Title:	Vice President

AMERICAN INVESTORS LIFE INSURANCE
COMPANY

By: AmerUs Capital Management Group, Inc., its authorized attorney-in-fact

By:	/s/ Roger D. Fors
Name:	Roger D. Fors
Title:	Vice President – Private Placements

BANKERS LIFE INSURANCE COMPANY OF
NEW YORK

By: AmerUs Capital Management Group, Inc., its authorized attorney-in-fact

By:	/s/ Roger D. Fors
Name:	Roger D. Fors
Title:	Vice President – Private Placements

INDIANAPOLIS LIFE INSURANCE COMPANY

By: AmerUs Capital Management Group, Inc., its authorized attorney-in-fact

By:	/s/ Roger D. Fors
Name:	Roger D. Fors
Title:	Vice President – Private Placements

AMERICAN UNITED LIFE INSURANCE
COMPANY

By:	/s/ Keith R. Adams
Name:	Keith R. Adams
Title:	V. P. Fixed Income Securities

PIONEER MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Keith R. Adams
Name:	Keith R. Adams
Title:	V. P. Fixed Income Securities

THE STATE LIFE INSURANCE COMPANY

By:	/s/ Keith R. Adams
Name:	Keith R. Adams
Title:	V. P. Fixed Income Securities

ASSURITY LIFE INSURANCE COMPANY

By:	/s/ Victor Weber
Name:	Victor Weber
Title:	Senior Director - Investments

ASSURITY LIFE INSURANCE COMPANY,
successor in interest to Woodmen Accident and Life Company

By:	/s/ Victor Weber
Name:	Victor Weber
Title:	Senior Director - Investments

SECURITY FINANCIAL LIFE INSURANCE CO.

By:	/s/ Kevin W. Hammond
Name:	Kevin W. Hammond
Title:	Senior Director - Investments

PRUDENTIAL RETIREMENT INSURANCE AND ANNUITY COMPANY

By:	Prudential Investment Management, Inc., as
investment manager
By:
Name:
Title: Vice President

Consent by Subsidiary Guarantors

The undersigned Subsidiary Guarantors hereby consent to the foregoing First Amendment to Note Purchase Agreement dated as of April 27, 2006 among Watts Water Technologies, Inc. and the Purchasers listed in Schedule A attached thereto.

WATTS REGULATOR CO.
ANDERSON-BARROWS METALS
CORPORATION
WEBSTER VALVE, INC.
HUNTER INNOVATIONS, INC.
WATTS DISTRIBUTION COMPANY, INC.
CORE INDUSTRIES, INC.
DORMONT MANUFACTURING COMPANY
FLOWMATIC SYSTEMS, INC.

By:	/s/ William C. McCartney
Name:	William C. McCartney
Title:	President